CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10-SB Registration Statement of Forestay Corporation our report as of and for the period ended June 7, 1999 dated June 11, 1999 relating to the financial statements of Forestay Corporation which appears in such Form 10-SB.

                                WEINBERG & COMPANY, P.A.
                                Certified Public Accountants


Boca Raton, Florida
October 13, 1999